Exhibit 99.1

TICC Capital Corp. Announces Selected Preliminary Estimated Results for Q4 2012

GREENWICH, CT – 01/23/2013 – TICC Capital Corp. (NasdaqGS: TICC)(the “Company”) announced today certain preliminary estimates of its financial condition and results of operations for the three months ended December 31, 2012. These preliminary financial estimates are subject to change upon completion of the Company's year-end valuation procedures relating to its investment positions and closing procedures that will be performed in conjunction with the Company's preparation of its annual financial statements. Any such changes could be material. In preparing these preliminary financial estimates, the Company employed valuation procedures that are generally, and necessarily, less comprehensive than the valuation procedures employed for the Company's quarterly and annual financial statements. The following preliminary estimates are not intended to be, and should not be construed as, a comprehensive statement of the Company’s financial condition or results for the three months and year ended December 31, 2012. The Company’s actual results for the three months and year ended December 31, 2012 may differ materially from these estimates. This information is inherently uncertain.

On a generally accepted accounting principles (GAAP) reporting basis, which includes a capital gains incentive fee calculated based upon the total of net realized and unrealized gains and losses for the period, the Company estimates that its preliminary net investment income per share for the quarter ended December 31, 2012 will fall within a range of approximately $0.20 to $0.24 per share. The Company expects that its preliminary core net investment income (which reflects net investment income, excluding any capital gains incentive fees) for the quarter ended December 31, 2012 will fall within a range of approximately $0.24 to $0.26 per share.

In addition, the Company currently estimates its net asset value per share as of December 31, 2012 to be in the range of $9.80 to $9.95, subject to the final determination of the fair value of its portfolio investments, which determination will be made by the Company’s Board of Directors, and final adjustments made in connection with the preparation of the Company’s audited financial statements for the year ended December 31, 2012.

The Company also announced today that during the fourth quarter of 2012, it completed the sale of 12 CLO BB assets for aggregate proceeds of approximately $40.7 million, resulting in realized gains of approximately $12.0 million. As of September 30, 2012, those assets had a combined fair value of approximately $38.7 million. As a result of those realization transactions and other investment activities, the Company currently estimates that it will incur a capital gains incentive fee payable to its investment adviser with respect to its 2012 fiscal year of up to approximately $1.7 million.

The Company currently anticipates that all of the distributions made during 2012 will be derived from its taxable net investment income, and it does not anticipate that any portion of those distributions will constitute a tax return of capital. Furthermore, the Company may determine to distribute some or all of the capital gains referred to above in 2013, which determination will be made by the Board of Directors of the Company.

During the fourth quarter of 2012 the Company deployed approximately $247.1 million in new investments. The Company also received total repayments and proceeds from the disposition of portfolio investments of approximately $126.9 million (including the proceeds referred to above) during the quarter.

The Company intends to announce final results of operations for the three months and year ended December 31, 2012 during the week of March 11, 2013. The Company will also host an earnings conference call to discuss financial results of operations and financial condition.

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, management. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any form of assurance with respect thereto.

About TICC Capital Corp.

TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established small and mid-size companies, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations. Companies interested in learning more about financing opportunities should contact Debdeep Maji at (203) 983-5285.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.